Exhibit 10.3
[DSI Technology Escrow Services Logo]


                               Preferred Agreement

The Preferred Agreement caters to those customers who demand more sophisticated escrow arrangements. It is a three-party contract that involves constant administration by DSI and frequent correspondence between DSI, the depositor and the beneficiary. The depositor and beneficiary will receive signed confirmations from DSI that every deposit has been inspected; an account history report every six months to notify them of the status of the escrow; and ongoing monitoring services to ensure compliance of contract terms.

Purpose
DSI's Preferred Agreement is generally used when:

o   Both parties agree that a high level of escrow protection is needed.

o   The beneficiary wants to sign the agreement.

o The beneficiary wants the option to request a release of deposit materials directly from DSI.

o The beneficiary wants to negotiate unique release conditions, such as loss of support.

Features
Preferred customers benefit from these unique features:

o   Tailored release conditions.

o   Modification of terms for unique requirements.

o Written notification detailing the contents of the initial deposit and each update.

o   Semi-annual account histories listing all deposit activity.

o   DSI direct billing to beneficiary.

o   Technical verification options.

o   Audit rights to both parties.

o Audit trail of deposit created through inspection, and date stamping of all deposit materials.

o Deposit inspection with signed receipt for both the depositor and beneficiary.

o   Grant of use rights and deposit content definition.

Customers who want DSI's premier escrow service should choose the Comprehensive Preferred Agreement which provides these additional features:

o Basic verification of deposit materials. This includes documentation of the hardware and software environments needed to read the computer media, maintain the source code, and compile the source code.

o Continual deposit maintenance in which DSI notifies the depositor semi-annually to make updates. DSI then notifies the beneficiary of any update activity.

o Unlimited deposit updates and/or replacements, plus one additional storage unit.


   San Francisco o Boston o New York o Chicago o Dallas o Atlanta o San Diego
 o Los Angeles o Toronto o London

For More Information Call: (800) 962-0652 or Visit Us At www.dsiescrow.com

                           PREFERRED ESCROW AGREEMENT

                      Account Number ______________________


This agreement ("Agreement") is effective September 11, 2002 among DSI Technology Escrow Services, Inc. ("DSI"), Claimsnet.com, Inc. ("Depositor") and ProxyMed, Inc. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("Parties").

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.


1.3 Deposit Inspection. When DSI receives the Deposit Materials and Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will
(a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5 Depositor's Representations. Depositor represents as follows:

    a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;


    b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

    c.  The Deposit Materials are not subject to any lien or other encumbrance;

    d. The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

    e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials. Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within 60 days of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and Depositor shall sign the new Exhibit B. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.



ARTICLE 4  -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Condition" shall mean any of the following: (a) Depositor voluntarily files a Chapter 7 bankruptcy case under Title 11, United States Code, or (b) Depositor has an involuntary petition for a Chapter 7 case under Title 11, United States Code filed, which is not either dismissed or converted to a Chapter 11 case within sixty (60) days after the involuntary case was filed, or (c) Depositor announces publicly or in writing to one or more customers that it will permanently cease to support the "claimsnet.com" application, or (d) has an involuntary petition for a Chapter 11 case under Title 11, United States Code filed, which is not dismissed within sixty (60) days after the involuntary case was filed.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail. Depositor and Preferred Beneficiary hereby acknowledge that the Release Conditions in 4.1(a), (b), (c) or (d) above are self-evidencing and require no further action from Depositor, nor can Depositor issue "Contrary Instructions" relating to them, but only if the evidence provided by Preferred Beneficiary to DSI of any of the foregoing four Release Conditions is an official notice from the bankruptcy court to the Depositor's creditors announcing a voluntary or involuntary Chapter 7 filing or an involuntary Chapter 11 filing and the relevant cure period, if applicable, has lapsed, a Depositor issued press release or securities filing, or a written statement from the Depositor on the Depositor's letter head. If Preferred Beneficiary provides written notice as stated above without said evidence, the procedures in Sections 4.3 and 4.4 below shall be followed.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have ten business days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.3 of this Agreement. Subject to
Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.3; or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.


ARTICLE 5  --  TERM AND TERMINATION

5.1 Term of Agreement. Subject to earlier termination as provided hereinbelow, the initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) DSI instructs Depositor and Preferred Beneficiary in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Termination by Resignation. DSI reserves the right to terminate this Agreement, for any reason, by providing Depositor and Preferred Beneficiary with 60-days' written notice of its intent to terminate this Agreement. Within the 60-day period, the Depositor and Preferred Beneficiary may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within 60 days of the date of DSI's written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Section 5.5.

5.4 Termination Upon Termination of License. Depositor shall have the right to terminate this Agreement upon termination of the License Agreement or the license granted thereunder, by providing written notice of such termination to DSI requesting return or destruction of the Deposited Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Preferred Beneficiary by commercial express mail. From the date DSI mails the notice of termination of the License Agreement or license, as the case may be, Preferred Beneficiary shall have ten business days to deliver to DSI contrary instructions ("Contrary Termination Instructions"). Contrary Termination Instructions shall mean the written representation by Preferred Beneficiary that the license has not been terminated. Upon receipt of Contrary Termination Instructions, DSI shall send a copy to Depositor by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.3 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.3; or (c) order of a court.

5.5 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI will first try to return the deposit materials to Depositor, however, if the deposit materials are returned as undeliverable, then DSI, at its sole discretion, may destroy the Deposit Materials. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with
Section 4.4.

5.6 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

    a.  Depositor's Representations (Section 1.5);

    b.  The obligations of confidentiality with respect to the Deposit
        Materials;

    c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

    d.  The obligation to pay DSI any fees and expenses due;

    e.  The provisions of Article 7; and

    f. Any provisions in this Agreement which specifically state they survive the termination of this Agreement.


ARTICLE 6  --  DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 60 days prior to any increase in fees. The Preferred Beneficiary is the party responsible for payment of DSI's fees under this Agreement (unless otherwise allowable hereunder). For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

ARTICLE 7  --  LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Dallas, Texas, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

    a.  Give DSI at least two business days' prior notice of the hearing;

    b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

    c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.


ARTICLE 8  --  GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.


                    [Remainder of page intentionally blank.]

Claimsnet.com, Inc.                      ProxyMed, Inc.
Depositor                                Preferred Beneficiary
By:     /s/ Paul Miller                  By:    /s/ Rafael Rodriguez
------------------------------------     ---------------------------------------
Name:   Paul Miller                      Name:  Rafael G. Rodriguez
     -------------------------------          ----------------------------------

Title:  President and CEO                Title: VP, Inhouse Counsel & Secretary
      ------------------------------           ---------------------------------

        Date:  9/11/02                   Date:
             -----------------------          ----------------------------------






                      DSI Technology Escrow Services, Inc.

          By:__________________________________________________________

          Name:________________________________________________________

          Title:_______________________________________________________

          Date:________________________________________________________

                                                              EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                      Account Number ______________________


Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

    1.  Co-branded claims registration and member sites

    2.  Claimsnet.com generic registration and member sites

    3.  Claims processing engine

    4.  Database schema for the claim and administration databases

    5.  File transfer programs to support Quality Care Solutions, Inc.
        transmission

    6.  Customer service web site

    7.  Format creation tools and utilities

    8.  Edit creation tools

    9.  Mapping tools

    10. Data normalization utility programs

    11. Operational and Technical Documentation (to include Hardware Network Diagram)




Claimsnet.com, Inc.                            ProxyMed, Inc.
Depositor                                      Preferred Beneficiary

By: _________________________________          By: ___________________________
Name: Paul Miller                              Name: Nancy Ham
Title: President and CEO                       Title:  President
Date:________________________________          Date:__________________________

                                    EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name ______________________________________________________

Account Number ______________________________________________________________

Product Name      Version
(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity Media Type & Size              Label Description of Each Separate Item

_________         Disk 3.5" or ____

_________         DAT tape ____mm

X________         CD-ROM

_________         Data cartridge tape ____

_________         TK 70 or ____ tape

_________         Magnetic tape ____

_________         Documentation

_________         Other ______________________

PRODUCT DESCRIPTION:
Environment___Intel-based Windows TCP/IP-capable Web/application server environment

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.

Encryption tool name__________________________Version__________________________
Hardware required Described in Deposit Materials
Software required Microsoft NT 4 / SQL Server 7
Other required information_____________________________________________________

I certify for Depositor that the above described DSI has inspected and accepted the above Deposit Materials have been transmitted to DSI: materials (any exceptions are noted above):

Signature___________________________________  Signature_______________________
Print Name  Jeff P. Baird___________________  Print Name______________________
Date________________________________________  Date Accepted___________________
                                              Exhibit B#______________________

    Send materials to: DSI, 9265 Sky Park Ct., Suite 202,
                              San Diego, CA 92123
                                 (858) 499-1600

                                    EXHIBIT C

                               DESIGNATED CONTACT

                      Account Number ______________________

Notices, deposit material returns and
communications to Depositor                                  Invoices to Depositor should be
should be addressed to:                                      addressed to:

Company Name: Claimsnet.com, Inc.                            ----------------------------------------
Address: 12801 N. Central Expwy, Suite 1515                             NOT APPLICABLE
           Dallas, Texas 75243                               ----------------------------------------
           ------------------------------------------        ----------------------------------------
Designated Contact: Patricia Davis                           Contact: -------------------------------
Telephone: 972-458-1701 x232                                 ----------------------------------------
Facsimile: 972-458-1737                                      P.O.#, if required:_____________________
E-mail: pdavis@claimsnet.com                                 E-mail:  ______________________________

Verification Contact:  __________________

Notices and communications to                                Invoices to Preferred Beneficiary
Preferred Beneficiary should be addressed to:                should be addressed to:

Company Name: ProxyMed, Inc.                                 Company Name: ProxyMed, Inc.
Address: 2555 ProxyMed Drive, Suite 110                      Address: 2555 ProxyMed Drive, Suite 110
           Fort Lauderdale, Florida 33317                               Fort Lauderdale, Florida 33317
           ------------------------------------------        ----------------------------------------

Designated Contact: Nancy Ham
Telephone: (954) 473-1001 x223                               Contact:   Nancy Ham
Facsimile:        (954)-473-0620
         E-mail: __Nham@proxymed.com_________                P.O.#, if required:_____________________
                                                             E-mail:  Nham@proxmed.com____________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and notices to                  Invoice inquiries and fee remittances
DSI should be addressed to:                                  to DSI should be addressed to:

DSI Technology Escrow Services, Inc.                         DSI Technology Escrow Services, Inc.
         Contract Administration                             PO Box 45156
9265 Sky Park Court, Suite 202                               San Francisco, CA  94145-0156
San Diego, CA 92123
Telephone:  (858) 499-1600                                   (858) 499-1636
Facsimile:    (858) 694-1919                                 (858) 499-1637
E-mail:  ca@dsiescrow.com

Date:_________________________________